UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 12, 2007

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2007, the Registrant entered into a Convertible Promissory Note (the “Note”) with Sabana Investments LLC for the amount of Five Hundred Thousand Dollars ($500,000) and an interest rate of Twenty percent (20%). The term of the note is for ninety (90) days and matures on May 15, 2007.

The Note allows for an option to convert any unpaid principal and interest into the Registrant’s $0.001 par value Common Stock at a conversion price equal to the market price for such shares as of the date of the Conversion Date.

As of the date of this filing, an amount of Three Hundred Fifty Thousand Dollars ($350,000) has been funded to the Company and the remaining amount of One Hundred Fifty Thousand Dollars ($150,000) is not expected to fund.

The difference in the interest to be paid is from One Hundred Thousand Dollars ($100,000) to Seventy Thousand Dollars ($70,000).

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Convertible Promissory Note dated February 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: March 12, 2007	By:	/s/ Michael Mak
Michael Mak, President